Exhibit (a)(1)(xxx)

Press release

ChemChina announces the provisional end results of the tender offers for Syngenta

Beijing, China, May 25, 2017 – China National Chemical Corporation (ChemChina) today announced the provisional end results for ChemChina’s offer to acquire Syngenta. Based on preliminary numbers, at the end of the Additional Acceptance Period on May 24, around 92.2 percent of shares have been tendered.

About Syngenta

Syngenta is a leading agriculture company helping to improve global food security by enabling millions of farmers to make better use of available resources. Through world class science and innovative crop solutions, its 28,000 people in over 90 countries are working to transform how crops are grown. Syngenta is committed to rescuing land from degradation, enhancing biodiversity and revitalizing rural communities. To learn more visit www.syngenta.com and www.goodgrowthplan.com. Follow Syngenta on Twitter® at www.twitter.com/Syngenta.

About ChemChina

ChemChina, which is headquartered in Beijing, China, possesses production, R&D and marketing systems in 150 countries and regions. It is the largest chemical corporation in China, and occupies the 234th position among the Fortune Global 500. The company’s main businesses include materials science, life science, high-end manufacturing and basic chemicals, among others. Previously, ChemChina has successfully acquired 9 leading industrial companies in France, United Kingdom, Israel, Italy and Germany, etc. To learn more visit www.chemchina.com and www.chemchina.com/press.

Additional information and where to find it

This press release is for informational purposes only and does not constitute an offer to purchase or a solicitation of an offer to sell Common Shares or ADSs. The solicitation and offer to buy Common Shares or ADSs was only made pursuant to the Swiss Offer Prospectus and the U.S. Offer to Purchase and other documents relating to the U.S. Offer that were filed with the U.S. Securities and Exchange Commission (“SEC”), including the Tender Offer Statement on Schedule TO filed by ChemChina and CNAC Saturn (NL) B.V. (“Purchaser”) and the Solicitation/Recommendation Statement on Schedule 14D-9 with respect to the U.S. Offer filed by Syngenta. A free copy of these materials and other documents filed by ChemChina, Purchaser and Syngenta with the SEC can be obtained at the website maintained by the SEC at www.sec.gov. Free copies of the Solicitation/Recommendation Statement and other documents filed with the SEC by Syngenta can be obtained at www.syngenta.com.

Cautionary statement regarding forward-looking statements

Some of the statements contained in this press release are forward-looking statements, including statements regarding the expected consummation of the acquisition, which involves a number of risks and uncertainties discussed in Syngenta’s public filings with the SEC, including the “risk factors” section of Syngenta’s Form 20-F filed on February 16, 2017 as well as the U.S. Offer documents filed by ChemChina and Purchaser and the Solicitation/Recommendation Statement filed by Syngenta. These statements are based on current expectations, assumptions, estimates and projections, and involve known and unknown risks, uncertainties and other factors that may cause results, levels of activity, performance or achievements to be materially different from any forward-looking statements. These statements are generally identified by words or phrases such as “believe”, “anticipate”, “expect”, “intend”, “plan”, “will”, “may”, “should”, “estimate”, “predict”, “potential”, “continue” or the negative of such terms or other similar expressions. If underlying assumptions prove inaccurate or unknown risks or uncertainties materialize, actual results and the timing of events may differ materially from the results and/or timing discussed in the forward-looking statements, and you should not place undue reliance on these statements. ChemChina, Purchaser and Syngenta disclaim any intent or obligation to update any forward-looking statements as a result of developments occurring after the period covered by this press release or otherwise.